UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.      )

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ABLEST INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 16, 2006
PROXY STATEMENT
ITEM 1 — ELECTION OF DIRECTORS
COMPENSATION OF EXECUTIVE OFFICERS
REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION
COMMITTEE’S REVIEW OF ALL COMPONENTS OF COMPENSATION
REPORT OF THE AUDIT COMMITTEE
INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTANTING FIRM
COMMON STOCK PERFORMANCE
ITEM 2 — PROPOSAL TO ADOPT 2006 DIRECTORS’ PLAN
Ablest Inc. 2006 Non-Employee Directors’ Equity Rights Plan
BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
ANNUAL REPORT
STOCKHOLDER PROPOSALS
OTHER MATTERS
APPENDIX A

ABLEST INC.
1511 N. Westshore Blvd., Suite 900
Tampa, Florida 33607

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 16, 2006
To the Stockholders:
     The 2006 Annual Meeting of Stockholders of Ablest Inc. (the “Company”) will be held at the Company’s corporate headquarters at 1511 N. Westshore Blvd., Suite 900, Tampa, Florida 33607, on Tuesday, May 16, 2006, at 11:30 a.m., local time, for the following purposes:
1.	To elect seven Directors of the Company, each of whom is to hold office until the next Annual Meeting of Stockholders and until the due election and qualification of his or her successor;

2.	To approve a new Non-Employee Directors’ Equity Rights Plan (the “2006 Directors’ Plan”); and

3.	To transact such other business as may properly come before the meeting or any adjournment thereof.
     The stockholders of record at the close of business on April 3, 2006, will be entitled to notice of, and to vote at, the meeting or any adjournment thereof.
     If you cannot personally attend the meeting, it is requested that you promptly fill in, sign and return the enclosed proxy, which needs no postage if mailed in the United States.

By order of the Board of Directors

Nolan B. Gardner
Secretary

April 4, 2006

ABLEST INC.
1511 N. Westshore Blvd, Suite 900
Tampa, Florida 33607

PROXY STATEMENT
2006 ANNUAL MEETING

     The enclosed proxy is solicited by the Board of Directors of Ablest Inc. (the “Company”) to be voted at the 2006 Annual Meeting of Stockholders to be held at the Company’s corporate headquarters at 1511 N. Westshore Blvd., Suite 900, Tampa, Florida 33607, on Tuesday, May 16, 2006, at 11:30 a.m., local time.
     Only stockholders of record as of the close of business on April 3, 2006, (the “Record Date”), are entitled to notice of, and to vote at, the meeting or any adjournment thereof. On the Record Date, the Company had outstanding voting securities consisting of 2,929,389 shares of common stock, par value $.05 per share. Each share is entitled to one vote. Shares cannot be voted at the meeting unless the stockholder is present or represented by proxy.
     The cost of soliciting proxies will be borne by the Company. In addition to the use of the mails, proxies may be solicited personally or by telephone or facsimile transmission by Officers, Directors or other employees of the Company. The Company will also request securities brokers, custodians, nominees and fiduciaries to forward soliciting material to the beneficial owners of stock held of record and will reimburse them for their reasonable out-of-pocket expenses in forwarding such material.
     Any stockholder executing the accompanying form of proxy has the power to revoke it at any time prior to its exercise, in person at the 2006 Annual Meeting of Stockholders or by written notification to the Secretary of the Company. Every properly signed proxy will be voted (unless revoked) if the proxy is returned to the Company properly executed and in sufficient time to permit the necessary examination and tabulation before a vote is taken.
     The Company’s bylaws provide that the holders of a majority of the issued and outstanding shares of common stock on the Record Date must be present or represented at the Meeting in order to have a quorum for the transaction of business. Abstentions (votes “withheld”) will be counted as present for purposes of determining the presence of a quorum. Shares held by nominees for beneficial owners will also be counted for purposes of determining whether a quorum is present if the nominee has the discretion to vote on at least one of the matters presented, even though the nominee may not exercise discretionary voting power with respect to other matters and even though voting instructions have not been received from the beneficial owner (a “broker non-vote”). If a quorum is present and voting, the seven nominees for Director receiving the highest number of affirmative votes of the shares present or represented and entitled to be voted for them shall be elected as Directors. Abstentions and broker non-votes will have no effect on the election of Directors. Because abstentions are treated as shares present and entitled to vote for the remaining proposal, abstentions have the same effect as negative votes for such proposal. Broker non-votes will not be included in the vote totals and will have no effect on the outcome of the vote for the remaining proposal.
     The Company’s address is 1511 N. Westshore Blvd, Suite 900, Tampa, Florida 33607, and its telephone number is (813) 830-7700. This Proxy Statement and the enclosed proxy are being mailed to stockholders on or about April 21, 2006.

ITEM 1 — ELECTION OF DIRECTORS
Nominees for Directors
     Seven Directors are to be elected at the meeting, each to serve until the next annual meeting of stockholders and until his or her successor has been elected. Seven Directors were elected to the Board of Directors at the 2005 Annual Meeting of Stockholders, and all seven are nominees for re-election at the 2006 Annual Meeting of Stockholders. Shares represented by proxies solicited by the Board of Directors will be voted for the seven nominees hereinafter named, unless authority to vote for one or more nominees is withheld. If for any reason any of said nominees shall become unavailable for election, which is not now anticipated, the proxies will be voted for a substitute nominee designated by the Board of Directors.
     The table below sets forth certain information about each nominee for election to the Board of Directors:

Name	Principal Occupation	Age	First Became a Director
Charles H. Heist	Chairman of the Board of Directors	55	1978

W. David Foster	Vice Chairman of the Board of Directors	71	1997

Kurt R. Moore	President and Chief Executive Officer	46	2003

Charles E. Scharlau	Attorney and Consultant	78	1980

Ronald K. Leirvik	Chairman of RKL Enterprises	68	1996

Donna R. Moore	Independent Consultant	66	1996

Richard W. Roberson	President of Sand Dollar Partners, Inc.	59	1997
     Mr. Heist is Chairman of the Board of the Company and has been since 1988. From 1983 until 1997, he served as President, and from 1988 until March 2000, he was also Chief Executive Officer of the Company. In over 30 years with the Company, he has held a variety of other management positions.
     Mr. Foster is Vice Chairman of the Board of Directors and has been since 2004. Until April 1, 2006, he served as the Company’s Secretary. From 2000 to 2003, he served as the Company’s Chief Executive Officer, and from 1997 to 2000, he was the Company’s President and Chief Operating Officer. In over 30 years with the Company, he has held a variety of other management positions.
     Mr. Moore is President and Chief Executive Officer of the Company and has been since January 1, 2004. From 2000 to 2003, he served as President and Chief Operating Officer of the Company, from 1996 to 2000, he was Executive Vice President of the Company, and from 1991 to 1996, he was Vice President of the Company.
     Mr. Scharlau is of counsel with the law firm of Connor and Winters, PLLC, a position he has held since 1999. He is the former Chief Executive Officer and Chairman of the Board of Southwestern Energy Company and Arkansas Western Gas Company. He serves on the Board of Directors of Southwestern Energy Company and is past Chairman and member of the Board of Trustees of the University of Arkansas System. He is also a member of the Board and Executive Committee of the University of Arkansas Foundation.
     Mr. Leirvik is Founder and Chairman of RKL Enterprises, a position he has held since 1995, which invests in and manages manufacturing and distribution companies. He is the former President, Chief Executive Officer and a Director of RB&W Corporation and Executive Vice President and General Manager of Moen, Inc. Mr. Leirvik is also Chairman of the Boards of Directors of Willow Hill Industries, Inc., C.E. White Corporation, and Conneaut Leather LLC.
     Ms. Moore is Founder and CEO of Fitniks International, Inc., a franchisor of children’s fitness clubs. She was an independent consultant from 2001 to 2004 and was the President and Chief Executive Officer of Hit or Miss, Inc. from 1999 to 2001. Ms Moore was previously Chairman and Chief Executive Officer of Discovery Zone, Inc., President and Chief Executive Officer of Motherhood Maternity, and President – North American Division of Laura Ashley, Inc. and Senior Vice-President of Walt Disney Company – The Disney Stores.
     Mr. Roberson is President of Sand Dollar Partners, Inc., an investment firm, a position he has held since 1998.
Information About the Board of Directors and its Committees
     The Company expects all members of the Board to attend the Company’s annual meetings of stockholders barring other significant commitments or special circumstances. All of the Company’s board members attended the Company’s 2005 annual meeting of stockholders.
     During the Company’s fiscal year ended December 25, 2005, the Board of Directors held four regularly scheduled meetings and six special telephonic meetings. During fiscal 2005, there were three regular Compensation Committee meetings and three special telephonic Compensation Committee meetings. There were four Audit Committee meetings during the year. The Nominating Committee had two regular meetings and one special telephonic meeting during the fiscal year. In 2005, each incumbent Director attended at least 75% of all meetings of the Board and of each committee of which he or she was a member.
     The Executive Committee consists of Messrs. Foster, Moore and Roberson. Subject to the limitations of the Delaware General Corporation Law, this committee exercises all of the powers of the Board in the management of the business and affairs of the Company between Board meetings except the power to fill vacancies on the Board or its committees.
     The Audit Committee consists of Messrs. Roberson, Leirvik and Scharlau. This committee monitors and reviews the financial controls, reporting procedures, and internal checks and balances of the Company as well as the independence and performance of its outside auditors. The Board of Directors has determined that each member of the Audit Committee is independent as defined in Section 121(A) of the American Stock Exchange’s listing standards. The Board has determined that Richard W. Roberson qualifies as an “audit committee financial expert,” as defined in the rules of the Securities and Exchange Commission. The Board of Directors adopted an Audit Committee Charter which was filed as an attachment to the Company’s 2004 Proxy Statement and is posted on the Company’s website at www.ablest.com.
     The Compensation Committee consists of Messrs. Scharlau , Leirvik and Ms. Moore. This committee oversees all compensation matters related to the Company’s executive officer compensation and discretionary awards under the Company’s various incentive plans. The Board of Directors adopted a Compensation Committee Charter in 2004, which is posted on the Company’s website.
     The Nominating Committee was formed in 2004 and consists of Messrs. Roberson, Leirvik , Scharlau and Ms. Moore. The Nominating Committee identifies qualified individuals to become Directors and recommends to the Board candidates for all directorships to be filled by the Board or stockholders of the Company. The Board of Directors has determined that each member of the Nominating Committee is independent as defined in Section 121(A) of the American Stock Exchange’s listing standards. The Board of Directors adopted a Nominating Committee Charter which was filed as an attachment to the Company’s 2004 Proxy Statement and is posted on the Company’s website.

Nominations of Director
     The Board selects the Director nominees to stand for election at the Company’s annual meetings of stockholders and to fill vacancies occurring on the Board, based on the recommendations of the Nominating Committee. In recommending nominees to serve as Directors, the Nominating Committee will examine each Director nominee on a case-by-case basis regardless of who recommended the nominee and take into account all factors it considers appropriate. Directors shall be selected so that the Board is a diverse body. However, the Nominating Committee believes the following minimum qualifications must be met by a Director nominee to be recommended to the Board:
•	Each Director must display high personal and professional ethics, integrity and values.

•	Each Director must have the ability to exercise sound business judgment.

•	Each Director must be highly accomplished in his or her respective field, with broad experience at the executive and/or policy-making level in business, government, education, technology or public interest.

•	Each Director must have relevant expertise and experience, and be able to offer advice and guidance based on that expertise and experience.

•	Each Director must be able to represent all stockholders of the Company and be committed to enhancing long-term stockholder value.

•	Each Director must have sufficient time available to devote to activities of the Board and to enhance his or her knowledge of the Company’s business.
     The Nominating Committee will consider recommendations for directorships submitted by stockholders. Recommendations for consideration by the Nominating Committee, including recommendations from stockholders of the Company, should be sent to the Board of Directors, care of the Secretary of the Company, at the Company’s headquarters in writing together with appropriate biographical information concerning each proposed nominee. Recommendations by stockholders that are made in accordance with these procedures will receive the same consideration given to nominees of the Nominating Committee.
Communications with Board of Directors
     Stockholders may communicate with the full Board or individual Directors, by submitting such communications in writing to Ablest Inc., Attention: Board of Directors (or the individual Director(s)), 1511 N. Westshore Blvd., Suite 900, Tampa, Florida 33607. Such communications will be delivered directly to the appropriate Director(s).
Director Fees
     Directors who are full-time employees of the Company receive no extra compensation for their services as Directors. Non-employee Directors received an annual retainer of $25,000, plus meeting expenses, during fiscal 2005. During fiscal 2006, the Company anticipates that Directors will receive an annual retainer of $20,000, a $1,200 fee per regular meeting, and a $750 fee per committee meeting. Non-employee Directors may only receive one meeting fee per day paid at the highest rate. Fees for telephonic meetings are $500 per meeting. The Chairmen of the Audit Committee and the Compensation Committee each receives an additional annual retainer of $4,000. Under the Independent Directors’ Stock Option Plan (the “Directors’ Plan”), each non-employee Director elected to the Board in May 2005 was granted an option to purchase 1,500 shares of common stock, exercisable after May 25 2006. The exercise price of these options is $6.88 per share. The options expire on May 25, 2015, unless sooner terminated under the Directors’ Plan. Mr. Scharlau, Mr. Leirvik, Mr. Roberson, and Ms. Moore are non-employee Directors and participate in the 2000 Directors Plan. Each Director who received such an option is standing for re-election at the 2006 annual meeting. The 2000 Directors’ Plan will be terminated upon stockholder approval of a new Non-Employee Directors’ Equity Rights Plan (the “2006 Directors’ Plan”). This termination will not affect any outstanding options under the 2000 Directors’ Plan, and all such options will continue to remain outstanding and be governed by the 2000 Directors’ Plan. It is the intention of the Board that if the stockholders approve the 2006 Directors’ Plan, upon re-election, each non-employee Director will receive a grant of 250 restricted shares of the Company’s common stock under the 2006 Directors’ Plan.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT
     The following table sets forth as of March 13, 2006, information concerning the beneficial ownership of shares of the Company’s common stock by (i) each person known to the Company to own more than 5% of the Company’s common stock, (ii) each Director and Director Nominee, (iii) each named executive officer identified in the Summary Compensation Table and (iv) all Directors and executive officers as a group. For the purpose of this proxy statement, beneficial ownership has the meaning given under the rules of the Securities and Exchange Commission relating to proxy statements and does not necessarily indicate pecuniary interest. The beneficial ownership information presented herein is based upon information furnished by each person or contained in filings made with the Securities and Exchange Commission.

	Amount and Nature		Percent
Name and Address (1)	of Beneficial Ownership		of Class
C.H. Heist Trust	454,645	(2)	15.7%
c/o Isadore Snitzer,
Charles H. Heist and Clydis D. Heist, Trustees
710 Statler Building
Buffalo, New York 14202

Charles H. Heist	328,741	(3)	11.3%
Victoria Hall	105,441	(4)	3.6%
Dixie Lea Clark	139,014	(4)	4.8%

Heist Grandchildren Trusts	451,093	(5)	15.6%
c/o Charles H. Heist
1901 Ulmerton Road, Suite 300
Clearwater, Florida 33762

The Burton Partnership, Limited Partnership	487,800	(6)	16.9%
Post Office Box 4643
Jackson, Wyoming 83001

W. David Foster	48,034		1.7%
Kurt R. Moore	57,416		2.0%
Nolan B. Gardner	1,556		*
Charles E. Scharlau	14,005	(7)	*
Ronald K. Leirvik	13,000	(7)	*
Richard W. Roberson	14,000	(7)	*
Donna R. Moore	13,500	(7)	*
All officers and Directors (8 persons)	1,267,042	(8)	43.9%

*	Less than 1%

Notes to Beneficial Ownership table:

(1)	Except as otherwise indicated, all addresses are c/o Ablest Inc., 1511 N. Westshore Blvd., Suite 900, Tampa, Florida 33607.

(2)	The shares indicated are held of record in a trust created by the founder of the Company, C.H. Heist, for the benefit of his family prior to his death in February 1983. The two trustees of the trust are Rebecca L. Heist and Charles H. Heist. Each of the trustees may be deemed to be the beneficial owner of the shares held in the trust, and each disclaims beneficial ownership of the shares held by the trust. The trust will continue until the death of the children of Mr. and Mrs. C.H. Heist.

(3)	The shares indicated are owned directly by Mr. Heist, except for 129,548 shares owned by his wife. Mr. Heist disclaims beneficial ownership of the above-referenced shares owned by his wife. The shares owned do not include the shares owned by the C. H. Heist Trust or the shares of the trusts for the grandchildren mentioned in footnote 5 below. Mr. Heist disclaims any beneficial ownership of the shares held in such trust.

(4)	Ms. Hall and Ms. Clark are daughters of C.H. Heist (deceased) and Clydis D. Heist and sisters of Charles H. Heist. The shares owned by each of them do not include the shares owned by the C.H. Heist Trust or the shares of the trusts for the grandchildren mentioned in footnote 5 below. Ms. Hall and Ms. Clark disclaim any beneficial ownership of the shares held in such trusts.

(5)	The trusts indicated were created for the benefit of the children of Charles H. Heist and his sisters, Victoria Hall and Dixie Lea Clark. Mr. Heist, Ms. Hall and Ms. Clark are trustees of the trusts. Each of the trustees disclaims beneficial ownership of the shares held in these trusts.

(6)	The Burton Partnership is a limited partnership controlled by Donald W. Burton, who is deemed to be the beneficial owner of the shares held by this partnership.

(7)	Includes 13,500 shares subject to stock options that are currently exercisable or exercisable within 60 days of April 3, 2006.

(8)	Includes the 454,645 shares and 451,093 shares described in footnotes (2) and (5), under “Security Ownership of Certain Beneficial Owners.” Also includes 54,000 shares subject to stock options that are exercisable within 60 days of April 3, 2006.
COMPENSATION OF EXECUTIVE OFFICERS
     The following Summary Compensation Table sets forth information concerning compensation for services rendered in all capacities to the Company and its subsidiaries for the last three fiscal years by the chief executive officer and the other four most highly compensated executive officers of the Company and its subsidiaries and one other executive officer who would have been among the most highly compensated if serving as an executive officer at the end of the 2005 fiscal year (the “Named Officers”).
Summary Compensation Table

				Long Term
		Annual Compensation (1)		Compensation
	Fiscal			Restricted	All Other
Name and Principal Position	Year	Salary	Bonus	Stock Awards	Compensation
			(2)	(3)	(5)
Charles H. Heist	2005	$200,000	$88,900	2,722	$14,400
Chairman of the Board	2004	$200,000	$49,800	1,510	$12,400
	2003	$250,000	$129,100	2,438	$12,300
W. David Foster	2005	$200,000	$88,900	2,722	$12,200
Vice Chairman of the Board	2004	$200,000	$49,800	1,510	$11,700
	2003	$270,000	$156,900	2,962	$11,600
Kurt R. Moore	2005	$265,000	$265,000	21,616	$20,300
President and	2004	$250,000	$140,000	13,248	$34,000
Chief Executive Officer	2003	$225,000	$116,200	2,194	$12,800
Nolan B. Gardner (4)	2005	$92,000	$40,900	1,252	$6,800
	2004	$83,900	$20,700	627	$9,000
Vincent J. Lombardo (7)	2005	$172,000	$290,000	0	$8,300
Former Vice president and Chief Financial Officer	2004	$165,000	$71,800	6,681	$15800
	2003	$155,000	$60,000	1,135	$8,700

(1)	These amounts do not include the cost to the Company of perquisites or other personal benefits as such cost has not exceeded 10% of total salary and bonus in the case of any of the Named Officers.

(2)	Includes bonus earned for 2005 performance paid in 2006.

(3)	Fiscal 2003, 2004 and 2005 includes registered shares issued under the Company’s Restricted Stock Plan. Fiscal 2005 also includes registered shares issued under the Company’s Executive Stock Awards Plan. See “Compensation of Executive Officers – Restricted Stock Plan and Executive Stock Awards Plan”.

(4)	Mr. Gardner was promoted to Vice President – Human Resources on November 4, 2004.

(5)	Other compensation includes the Company matching contribution on the 401(k), life insurance and the personal value of Company automobiles provided to the Named Officers. It also includes, for 2004, a gross-up in the aggregate amount of $17,000 for reimbursement of taxes pertaining to restricted stock grants related to the Executive Stock Awards Plan. The gross up for the 2005 award cannot be calculated at this time.

(6)	Mr. Foster resigned as Secretary effective April 1, 2006.

(7)	Mr. Lombardo resigned effective September 30, 2005. Bonus includes a negotiated severance of $290,000, plus attorney’s fees and certain other continuing benefits.
Option Grants in Last Fiscal Year
     There were no stock option grants made to the Named Officers during fiscal 2005, and no stock appreciation rights were granted to the Named Officers during such fiscal year.
Code of Ethics
     The Company has adopted a code of ethics that applies to its principal executive officer, principal financial officer and principal accounting officer, a copy of which was filed as exhibit 14 to the Company’s annual report on Form 10-K for its fiscal year ended December 28, 2003. The code of ethics was updated in 2006 and posted on the Company’s website at www.ablest.com.
Independent Directors’ Stock Option Plan
     The 2000 Directors’ Plan was approved by the Board of Directors at its regular meeting held on May 5, 2000, and is designed to strengthen the interest between the independent Directors and the stockholders through increased ownership by the independent Directors of the Company’s common stock. Participation in the plan is limited to Directors who are not employees or officers of the Company (“Independent Directors”). Under the 2000 Directors’ Plan, each Independent Director receives an option to purchase 6,000 shares of common stock upon his or her first election to the Board of Directors after implementation of the 2000 Directors’ Plan. Following the initial option grant, each Independent Director re-elected to the Board between 2001 and the termination of the 2000 Directors’ Plan will receive an option to purchase 1,500 shares of common stock each time he or she is re-elected to the Board. The exercise price of each option will be equal to the fair market value of the common stock on the date of grant. The total number of shares of common stock that may be made subject to options awarded under the 2000 Directors’ Plan is 100,000. The 2000 Directors’ Plan is administered by the Board of Directors of the Company. Each initial stock option for 6,000 shares becomes exercisable in three equal annual installments on the first, second and third anniversaries of the grant thereof. All other stock options (i.e., those for 1,500 shares) will become exercisable on the first anniversary of the grant thereof. Each option shall have a term of ten years during which it may be exercised, subject to forfeiture for voluntary resignation or removal for cause prior to vesting. All unvested options will become fully vested and exercisable through their expiration dates on the death, disability or retirement of a Director or a change in control of the Company, or removal without cause.
     Subject to stockholder approval of the 2006 Directors’ Plan, the 2000 Directors’ Plan will be terminated. This termination will not affect any outstanding options under the 2000 Directors’ Plan, and all such options will continue to remain outstanding and be governed by the 2000 Directors’ Plan. It is the intention of the Board that, if the stockholders approve the 2006 Directors’ Plan, initial awards to Independent Directors upon first election to the Board of Directors will be grants of 1,000 restricted shares of the Company’s common stock and re-election awards will be grants of 250 restricted shares of the Company’s common stock under the 2006 Directors’ Plan.
Restricted Stock Plan
     The Restricted Stock Plan (the “Restricted Stock Plan”) was approved by the stockholders of the Company on May 23, 2002, and is designed to promote the long-term growth and profitability of the Company by (i) providing executive officers and certain other key employees of the Company with incentives to improve stockholder values and contribute to the success of the Company and (ii) enabling the Company to attract, retain and reward the best available persons for positions of substantial responsibility.
     The Restricted Stock Plan is administered by the Compensation Committee. This committee interprets the Restricted Stock Plan and may adopt, amend, or rescind such rules and regulations for carrying out the Restricted Stock Plan as it deems appropriate.
     Subject to an event of reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, distribution of assets or other change in corporate structure or shares, 250,000 shares of common stock of the Company may be issued pursuant to the Restricted Stock Plan. Such shares may be unissued or treasury. The maximum number of shares that may be issued to any single individual in any one year shall not exceed 25,000 shares.
     Participation in the Restricted Stock Plan is limited to executive officers, regional managers, division managers, the Vice President of Human Resources and the Director of Sales and Marketing of the Company.
     A pool of shares for grants under the Restricted Stock Plan is created by dividing eight percent (8%) of the previous fiscal year’s pre-tax income (as determined by the Committee in consultation with management and the Company’s independent auditors) by the average of the Fair Market Values of the common stock of the Company during a 30 trading day period commencing fifteen (15) trading days before and ending fifteen (15) trading days after the release of the Company’s earnings for such previous fiscal year.
     During each fiscal year that the Restricted Stock Plan is in effect, the Committee approves a target for earnings before taxes as calculated in accordance with generally accepted accounting principles. If the actual earnings before taxes for a particular fiscal year meets or exceeds the target, as determined by the Committee after consultation with management and the Company’s independent auditors, the Committee issues to each participant restricted shares equal to the number of shares in the pool multiplied by a fraction the numerator of which is the cash bonus paid to the participant and the denominator of which is the total of cash bonuses paid to all participants for the year in question.
     With respect to each grant of restricted shares under the Restricted Stock Plan, one-third of the subject shares will become fully vested on the first anniversary of the date of grant, another one-third of the subject shares will become vested on the second anniversary of the date of grant, and the final one-third of the subject shares will become vested on the third anniversary of the date of grant.
     Except as otherwise provided by the Committee, in the event of a change in control or the termination of a grantee’s employment due to death, disability, retirement with the consent of the Committee, or termination without cause by the Company, all restrictions on shares granted to such grantee shall lapse. On termination of a grantee’s employment for any other reason, including, without limitation, termination for cause, all restricted shares subject to grants made to such grantee shall be forfeited to the Company.

     The Restricted Stock Plan will terminate on the last day of fiscal year 2006.
Executive Stock Awards Plan
     The Executive Stock Awards Plan (the “Stock Plan”) was approved by the stockholders of the Company on May 6, 2004, and is designed to promote the long-term growth and profitability of the Company by providing executive officers of the Company with incentives to improve stockholder values and contribute to the success of the Company and by enabling the Company to attract, retain and reward the best available persons for executive officer positions.
     The Stock Plan is administered by the Compensation Committee. The Committee interprets the Stock Plan and may adopt, amend, or rescind such rules and regulations for carrying out the Stock Plan as it deems appropriate.
     Subject to an event of reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, distribution of assets or other change in corporate structure or shares, 135,000 shares of common stock of the Company may be issued pursuant to the Stock Plan. Such shares may be unissued or treasury shares. The maximum number of shares that may be issued to any single individual in any one year may not exceed 30,000 shares.
     Participation in the Stock Plan is limited to the President and Chief Executive Officer, the Vice President and Chief Financial Officer, and one additional executive officer that the Compensation Committee may select.
     Pursuant to the Stock Plan, the Compensation Committee granted 9,000 restricted shares to the President and Chief Executive Officer and 4,500 restricted shares to the previous Vice President and Chief Financial Officer. These grants were made effective January 1, 2004, and vested on January 1, 2005. The initial grants of restricted shares are not tied to any performance target. Each initial grant of restricted shares is subject to approval of the Stock Plan by the Company’s stockholders at the annual meeting, and the subject shares will be forfeited if such approval is not obtained. In fiscal 2005, shares were to be granted if the Company’s earnings before taxes met or exceeded certain target amounts. The Company’s earnings before taxes for fiscal 2005 exceeded these targets. Shares granted under this plan for fiscal 2005 were 13,500 for Mr. Moore.
     For fiscal 2004 through 2006, the Compensation Committee may establish applicable performance targets based on earnings before taxes (EBT) of the Company and determine the number of restricted shares that may be earned by participants in the Plan if the applicable performance targets are met or exceeded. Information regarding the range of restricted shares that may be earned in fiscal 2006 by current participants in the Plan is included in the table shown below.

	Range of Number of Shares	Range of Percent of EBT Target
Executive Officer	2006	Achieved in 2006
Kurt R. Moore	9,000-27,400	126-251%
     At the end of a fiscal year, if the Compensation Committee determines, after consultation with management and the Company’s independent auditors, that EBT for a particular fiscal year meets or exceeds one or more of the performance targets, each participant will receive, with respect to such fiscal year and the targets met or exceeded, the number of restricted shares provided for by the Compensation Committee when it established the targets for the year. Each such grant of restricted shares awarded for a particular fiscal year shall vest on January 1 of the second fiscal year following the fiscal year for which such award was made. Accordingly, grants awarded for fiscal 2004 will vest on January 1, 2006; grants awarded for fiscal 2005 will vest on January 1, 2007; and grants awarded for fiscal 2006 will vest on January 1, 2008. The Compensation Committee, after appropriate consultation with management and the Company’s independent auditors, may adjust the final calculation of EBT if an unusual event occurs during the fiscal year in question that has more than a minimal impact on the Company’s earnings.

     No later than December 15 of the year in which any restricted shares awarded under the Plan vest, the Company will credit to the participant who received such shares an amount equal to the fair market value of such shares times the highest marginal tax rate applicable to such executive for federal tax purposes.
     Except as otherwise provided by the Compensation Committee, in the event of a change in control or the termination of a participant’s employment due to death, disability, retirement, or termination without cause by the Company, all restrictions under the terms of the Stock Plan on shares granted to such participant shall lapse. On termination of a participant’s employment for any other reason, including, without limitation, termination for cause, all restricted shares subject to grants made to such participant shall be forfeited to the Company.
     Each participant who receives restricted shares will have the rights of a stockholder with respect thereto from and after the grant thereof, in accordance with and subject to the risks of forfeiture set forth in the Plan. No participant may transfer, assign or encumber any restricted shares granted to him until such shares have vested in accordance with the Plan.
     Unless previously terminated, the Plan shall terminate at the close of business on the last day of fiscal year 2008.
Agreements Concerning Employment and Changes In Control
     Charles H. Heist, 55, serves as Chairman of the Board of Directors pursuant to an employment agreement entered into on January 1, 2004, that provides for his employment through December 31, 2006.
     Under the agreement, Mr. Heist is compensated at a base salary of $225,000 for 2006. For each year thereafter, his salary will be determined by the Compensation Committee, but in no event will it be less than the annual salary that was payable to him for the preceding calendar year. Mr. Heist is eligible to participate in any bonus program implemented for senior executives of the Company, with pertinent terms and goals to be established by the Compensation Committee.
     Under the employment agreement, management has agreed to use best efforts to have Mr. Heist nominated for a seat on the Board while he is employed by the Company. The agreement provides that his nomination and continuation as a Director is subject to the will of the Board of Directors and the Company’s stockholders and that removal or non-election will not be a breach of the agreement.
     The Company may terminate Mr. Heist’s employment with cause immediately or without cause with 30 days advance notice. Mr. Heist may terminate his employment with the Company at any time with 30 days advance notice.
     If Mr. Heist’s employment is terminated as a result of his death or disability, the Company is obligated to continue to pay his salary and provide him with medical benefits for the lesser of twelve months or the balance of the term remaining under the employment agreement. If his employment is terminated by the Company without cause or by him due to a material breach of the agreement by the Company, in either case other than within two years following a change in control (as defined in the agreement), the Company is obligated to continue to pay Mr. Heist his salary and provide him with certain benefits for a period equal to the remainder of the term of the agreement, and to pay him within 30 days of the date of termination an amount equal to his target bonus opportunity for the year in which termination occurs times the number of whole or partial years remaining under the term.
     If within two years after a change in control of the Company, Mr. Heist’s employment is terminated by the Company without cause or by Mr. Heist due to a material breach of the agreement by the Company, he will be entitled to (i) an amount equal to two times his annual base salary in effect on the date of termination; and (ii) an amount equal to two times the sum of his target bonus opportunity in the year of termination and any contribution paid by the Company to any 401(k) plan on his behalf in the last full fiscal year prior to such termination. In the event this occurs in 2006, the payment to Mr. Heist would be $540,000.

     Upon any such termination within two years of a change in control, the Company will provide Mr. Heist with a package of benefits substantially similar to those he was receiving prior to the date of termination (or prior to the change in control, if greater). The Company will also vest and accelerate the exercise date of all unvested stock options on the date of such termination, and such options shall remain exercisable for the duration of their original terms. Mr. Heist will have one year following the later of a change in control or the exercise of each option to sell to the Company shares of common stock acquired at any time upon exercise of an option; in such event, the sale price will be equal to the average market price of the common stock for the 30 trading days ending on the date prior to the change in control. If the change in control compensation would constitute an excess parachute payment as defined in Section 280G of the Internal Revenue Code of 1986 (the “Code”), such compensation will be reduced to the largest amount that will result in no portion of the termination payments under the employment agreement being subject to the excise tax imposed by Section 4999 of the Code or being disallowed as deductions to the Company under Section 280G of the Code.
     No change in control compensation will be paid if the Company’s business is sold and Mr. Heist is offered employment by the purchaser on terms substantially the same as those under the employment agreement, including change in control compensation. No change in control compensation is due upon Mr. Heist’s retirement, death or disability.
     Mr. Heist’s agreement contains provisions relating to noncompetition and nonsolicitation of the Company’s employees during the term of the agreement and for two years following termination of employment except where the termination is by the Company without cause or by Mr. Heist as a result of a material breach of the agreement by the Company.
     W. David Foster, 71, served as Secretary and Vice Chairman of the Company through his retirement on April 1, 2006.
     Kurt R. Moore, 46, serves as President and Chief Executive Officer of the Company pursuant to an employment agreement entered into on January 1, 2004, that provides for his employment through December 31, 2006. Beginning in 2007, the employment agreement will renew annually from year to year, unless it is terminated in accordance with its provisions or unless either the Company or Mr. Moore gives notice of termination to the other at least six months in advance.
     Under the agreement, Mr. Moore is compensated at a base salary rate of $290,000 for 2006. For each calendar year thereafter, his salary will be determined by the Compensation Committee, but in no event shall it be less than the annual salary that was payable to him for the preceding calendar year. Mr. Moore is eligible to participate in any bonus program implemented for senior executives of the Company, with pertinent terms and goals to be established by the Compensation Committee.
     Under the employment agreement, management has agreed to use best efforts to have Mr. Moore nominated for a seat on the Board while he is employed by the Company. The agreement provides that his nomination and continuation as a Director is subject to the will of the Board of Directors and the Company’s stockholders and that removal or non-election will not be a breach of the agreement.
     The Company may terminate Mr. Moore’s employment with cause immediately or without cause with 30 days advance notice. Mr. Moore may terminate his employment with the Company at any time with 30 days advance notice.
     If Mr. Moore’s employment is terminated as a result of his death or disability, the Company is obligated to continue to pay his salary and provide him with medical benefits for the lesser of twelve months or the balance of the term remaining under the employment agreement. If his employment is terminated by the Company without cause or by him due to a material breach of the agreement by the Company, in either case other than within two years following a change in control, the Company is obligated to continue to pay Mr. Moore his salary and provide him with certain benefits for a period equal to the remainder of the initial term or any one year renewal term, as the case may be, and to pay him within 30 days of the date of termination an amount equal to his target bonus opportunity for the year in which termination occurs times the number of whole or partial years remaining in the term.

     If within two years after a change in control of the Company, Mr. Moore’s employment is terminated by the Company without cause or by Mr. Moore due to a material breach of the agreement by the Company, he will be entitled to (i) an amount equal to two times his annual salary in effect on the date of termination; and (ii) an amount equal to two times the sum of his target bonus opportunity in the year of termination and any contribution paid by the Company to any 401(K) plan on his behalf in the last full fiscal year prior to such termination. In the event this occurs in 2006, the payment to Mr. Moore would be $841,000.
     Upon any such termination within two years of a change in control, the Company will provide Mr. Moore with a package of benefits substantially similar to those he was receiving prior to the date of termination (or prior to the change in control, if greater). The Company will also vest and accelerate the exercise date of all unvested stock options on the date of such termination, and such options shall remain exercisable for the duration of their original terms. Mr. Moore will have one year following the later of a change in control or the exercise of each option to sell to the Company shares of common stock acquired at any time upon exercise of an option; in such event, the sale price shall be equal to the average market price of the common stock for the 30 trading days ending on the date prior to the change in control. Finally, if the change in control would constitute an excess parachute payment as defined in Section 280G of the Code, such compensation will be reduced to the largest amount that will result in no portion of the termination payments under the employment agreement being subject to the excise tax imposed by Section 4999 of the Code or being disallowed as deductions to the Company under Section 280G of the Code.
     No change in control compensation will be paid if the Company’s business is sold and Mr. Moore is offered employment by the purchaser on terms substantially the same as those under the employment agreement, including change in control compensation. No change in control compensation is due upon Mr. Moore’s retirement, death or disability.
     Mr. Moore’s agreement contains provisions relating to noncompetition and nonsolicitation of the Company’s employees during the term of the agreement and for two years following termination of employment in certain cases.
     Nolan B. Gardner, 36, serves as Vice President of Human Resources pursuant to an employment agreement entered into on January 1, 2006, that provides for his employment through December 31, 2007.
     Under the agreement, Mr. Gardner is compensated at a base salary of $105,000 for 2006. For each year thereafter, his salary will be determined by the Compensation Committee, but in no event will it be less than the annual salary that was payable to him for the preceding calendar year. Mr. Gardner is eligible to participate in any bonus program implemented for senior executives of the Company, with pertinent terms and goals to be established by the Compensation Committee.
     The Company may terminate Mr. Gardner’s employment with cause immediately or without cause with 30 days advance notice. Mr. Gardner may terminate his employment with the Company at any time with 30 days advance notice.
     If Mr. Gardner’s employment is terminated as a result of his death or disability, the Company is obligated to continue to pay his salary and provide him with medical benefits for the lesser of twelve months or the balance of the term remaining under the employment agreement. If his employment is terminated by the Company without cause or by him due to a material breach of the agreement by the Company, in either case other than within two years following a change in control (as defined in the agreement), the Company is obligated to continue to pay Mr. Gardner his salary and provide him with certain benefits for a period equal to the remainder of the term of the agreement, and to pay him within 30 days of the date of termination an amount equal to his target bonus opportunity for the year in which termination.
     If within two years after a change in control of the Company, Mr. Gardner’s employment is terminated by the Company without cause or by Mr. Gardner due to a material breach of the agreement by the Company, he will be entitled to an amount equal to two times his annual base salary in effect on the date of termination. In the event this occurs in 2006, the payment to Mr. Gardner would be $210,000.

     Upon any such termination within two years of a change in control, the Company will provide Mr. Gardner with a package of benefits substantially similar to those he was receiving prior to the date of termination (or prior to the change in control, if greater). The Company will also vest and accelerate the exercise date of all unvested stock options on the date of such termination, and such options shall remain exercisable for the duration of their original terms. If the change in control compensation would constitute an excess parachute payment as defined in Section 280G of the Internal Revenue Code of 1986 (the “Code”), such compensation will be reduced to the largest amount that will result in no portion of the termination payments under the employment agreement being subject to the excise tax imposed by Section 4999 of the Code or being disallowed as deductions to the Company under Section 280G of the Code.
     No change in control compensation will be paid if the Company’s business is sold and Mr. Gardner is offered employment by the purchaser on terms substantially the same as those under the employment agreement, including change in control compensation. No change in control compensation is due upon Mr. Gardner’s retirement, death or disability.
     Mr. Gardner’s agreement contains provisions relating to noncompetition and nonsolicitation of the Company’s employees during the term of the agreement and for two years following termination of employment except where the termination is by the Company without cause or by Mr. Gardner as a result of a material breach of the agreement by the Company.
     Vincent J. Lombardo served as Vice President and Chief Financial Officer until his resignation, which was effective September 30, 2005. In connection with Mr. Lombardo’s departure, the Company and Mr. Lombardo have entered into a Settlement Agreement and Complete and Permanent Release, dated September 22, 2005, pursuant to which, among other things, the parties terminated Mr. Lombardo’s Employment Agreement, dated January 1, 2004, and the Company agreed to pay Mr. Lombardo severance in the amount of $290,000, plus attorney’s fees and certain other continuing benefits.
REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION
     The Compensation Committee is composed of three independent, non-employee Directors. The Committee approves the salaries of the Company’s executive officers and administers the various incentive remuneration plans of the Company currently in existence that are applicable to its executive officers. In determining the compensation of the Chief Executive Officer and the other executive officers of the Company, the Compensation Committee makes recommendations to the Board of Directors, and final compensation decisions are made by the full Board. The Compensation Committee believes that compensation should:
•	-relate to the value created for shareholders by being directly tied to the financial performance and condition of the Company and the particular executive officers contribution thereto;

•	-reward individuals who help the Company achieve its short-term and long-term objectives and thereby contribute significantly to the success of the Company;

•	-help attract and retain the most qualified individuals by being competitive with compensation paid to persons having similar responsibilities and duties in other companies in the same and closely related businesses; and

•	-reflect the qualifications, skills, experience, and responsibilities of the particular executive officer.
     The Company’s executive compensation program currently consists of three key elements: base salary, annual bonus and restricted stock. The Company’s compensation programs were designed to attract and retain qualified executives by providing competitive salaries, incentive compensation plans and benefit programs.
     Salary Element
     In 2006, Mr. Foster had no change in salary, Mr. Heist received a salary increase of $25,000, or 12.5%, Mr. Moore received a salary increase of $25,000, or 9.4% and Mr. Gardner had a salary increase of $13,000 or 14.1%. These increases for 2006 were based on financial performance of the Company in 2005.

     In early 2005, the Compensation Committee and the Board reviewed Mr. Moore’s goals for 2005. In December 2005, the Board reviewed Mr. Moore’s performance against those goals using projected 2005 results. The Board took into consideration the actual results and decided on the above base compensation after considering input by the full Board. A portion of Mr. Moore’s incentive was determined by the Company’s meeting pre-established targets under the annual plan, as described below.
     Bonus Element
     The executive officers and other key management of the Company participate in an incentive compensation program that ties incentive compensation to earnings before taxes (“EBT”) as reported in the Company’s audited financial statements. Under this Plan, the Compensation Committee establishes an EBT target that must be reached before any bonuses are earned. The Compensation Committee also establishes for each participant in the Plan, including executive officers, individual target incentive amounts (“TIA”) that may be earned, in whole or in part, depending upon whether the EBT target is reached and by how much it is exceeded during the fiscal year. For fiscal 2005, the Compensation Committee established an EBT target of $1,724,000, which represented an increase of $384,000 in EBT for fiscal 2005 over fiscal 2004. The Compensation Committee also established for fiscal 2005 each participant’s target incentive amount, 100% or greater of which was to be earned if fiscal 2005 EBT equaled or exceeded $1,724,000. The TIA’s for executive officers were established at 20% of base salary for Messrs. Heist and Foster, 45% of base salary for Mr. Moore and 20% of base salary for Mr. Gardner. Based on EBT of $3,078,000 for fiscal 2005, bonuses declared for fiscal 2005 were $88,800 for Messrs. Heist and Foster, $265,000 for Mr. Moore and $20,800 for Mr. Gardner.
     Restricted Stock Element
     A pool of 250,000 shares was established in fiscal 2002 to be granted to participants in the Restricted Stock Plan. In fiscal 2005, shares were to be granted if the Company’s earnings before taxes met or exceeded the target of $1,724,000. The Company’s earnings before taxes for fiscal 2005 exceeded this target. Shares granted under this plan for fiscal 2005 were 2,722 shares for Mr. Heist, 2,722 shares for Mr. Foster, 8,118 shares for Mr. Moore and 1,252 for Mr. Gardner.
COMMITTEE’S REVIEW OF ALL COMPONENTS OF COMPENSATION
     The Compensation Committee has reviewed the aggregate amounts and mix of all components of the executive officers compensation, including base salary, incentive compensation and restricted stock, the value to the executive and costs to the Company of all perquisites and other personal benefits and the actual projected payout obligations of the Company under several potential severance and change in control scenarios for the named executive officers.
     Based on the review set out above, the Compensation Committee finds the executive officers total compensation and, in case of the severance and change in control scenarios, the potential payouts in the aggregate to be reasonable and not excessive.
The Compensation Committee:
Charles E. Scharlau, Chairman            Donna R. Moore            Ronald K. Leirvik
REPORT OF THE AUDIT COMMITTEE
     Pursuant to rules adopted by the Securities and Exchange Commission designed to improve disclosures related to the functioning of corporate audit committees and to enhance the reliability and credibility of financial statements of public companies, the Audit Committee of the Company’s Board of Directors submits the following report.

     The Audit Committee is responsible for the oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company and for such other activities as may be directed by the Board.
     The Audit Committee has reviewed and discussed the audited financial statements for fiscal year 2005 with management and has discussed with the independent auditors the matters required to be discussed by SAS No. 61, “Codification of Statements on Auditing Standards, Communication with Audit Committees, “ as amended by SAS No. 90, “Communications with Audit Committees.”
     The Audit Committee has received the written disclosures and letter from the independent auditors required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and discussed with the independent auditors the auditors’ independence. The Audit Committee has considered whether the provision of non-audit services by the independent auditors is compatible with maintaining the auditors’ independence.
     Based on the foregoing and on review and discussions of the audited financial statements for fiscal year 2005 with management and discussions with the independent auditors, the Audit Committee recommended to the Board of Directors that the audited financial statements for fiscal year 2005 be included in the Company’s Annual Report on Form 10-K for the year ended December 25, 2005, as filed with the Securities and Exchange Commission.
The Audit Committee:
Richard W. Roberson, Chairman            Ronald K. Leirvik            Charles E. Scharlau
INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTANTING FIRM
     PricewaterhouseCoopers LLP audited the Company’s financial statements for the fiscal years ended December 25, 2005 and December 26, 2004 and has been selected by the Board of Directors to audit the Company’s financial statements for the current fiscal year.
     Fiscal 2002 was the first year that PricewaterhouseCoopers LLP audited the Company’s financial statements.
     A representative of PricewaterhouseCoopers LLP will be present at the meeting and will be given the opportunity to make a statement if he or she desires to do so and to respond to stockholder questions.
Audit Fees
     The following table sets forth information regarding fees paid by the Company to PricewaterhouseCoopers LLP during 2005 and 2004:

	2005	2004
Audit Fees(1)	$105,000	$92,000
Audit-Related Fees(2)	18,500	17,500
Tax Fees(3)	28,000	22,000
All Other Fees	—	—

Total	$151,500	$131,500

(1)	Audit of annual financial statements and review of financial statements included in Quarterly Reports on Form 10-Q.

(2)	Employee benefit plan audits.

(3)	Tax consultations and tax return preparation.

     The Audit Committee has concluded that PricewaterhouseCoopers LLP’s provision of the audit and permitted non-audit services described above is compatible with maintaining PricewaterhouseCoopers LLP’s independence. The Audit Committee pre-approved all of such services. The Audit Committee has established pre-approval policies and procedures with respect to audit and permitted non-audit services to be provided by its independent auditors. Pursuant to these policies and procedures, the Audit Committee may form, and delegate authority to, subcommittees consisting of one or more members when appropriate to grant such pre-approvals, provided that decisions of such subcommittee to grant pre-approvals are presented to the full Audit Committee at its next scheduled meeting. The Audit Committee’s pre-approval policies do not permit the delegation of the Audit Committee’s responsibilities to management.

COMMON STOCK PERFORMANCE
     The stock performance graph presented on the following page compares performance of the common stock of the Company to the Standard and Poors 500 Index (a broad market index) and a peer group index. The following companies composed the Company’s peer group index before 2003: Headway Corporate Resources, Joule, Inc., SOS Staffing, and RemedyTemp Inc. Beginning in the Company’s 2003 fiscal year the Company’s peer group index was composed of Joule, Inc. and RemedyTemp Inc., as SOS Staffing is no longer a reporting company under the Securities Exchange Act of 1934, as amended and Headway Corporate Resources filed for bankruptcy pursuant to federal bankruptcy laws. During the Company’s 2004 fiscal year the Company’s peer group index was composed of RemedyTemp Inc., Barrett Business Services, Inc., On Assignment, Inc. and Westaff Inc. Joule, Inc. is no longer a reporting company under the Securities Exchange Act of 1934, as amended. During the Company’s 2005 fiscal year the Company’s peer group index was composed of RemedyTemp Inc., Barrett Business Services, Inc. and On Assignment, Inc.
COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN *
AMONG ABLEST INC. THE S &P 500 INDEX
AND A PEER GROUP

*	$100 invested on 12/31/00 in stock or index-including reinvestment of dividends. Fiscal year ending Decembre 31.

Copyright 2006. Standard & Poor’s division of The McGraw-Hill Companies, Inc. All rights reserved. www.researchdatagroup.com/S&P.htm

ITEM 2 – PROPOSAL TO ADOPT 2006 DIRECTORS’ PLAN
     In 2000, the Board adopted the “2000 Directors’ Plan.” As of the Record Date, there were 100,000 shares of common stock reserved for issuance under the 2000 Directors’ Plan.
     On March 2, 2006, the Company’s Board of Directors adopted, subject to stockholder approval, the 2006 Directors’ Plan. Upon receipt of such stockholder approval, the 2000 Directors’ Plan will terminate. This termination will not affect any outstanding options under the 2000 Directors’ Plan, and all such options will continue to remain outstanding and be governed by the 2000 Directors’ Plan. If the stockholders approve the 2006 Directors’ Plan, initial awards to non-employee Directors upon first election to the Board of Directors will be grants of 1,000 restricted shares of the Company’s common stock and re-election awards will be grants of 250 restricted shares of the Company’s common stock under the 2006 Directors’ Plan. The 54,000 shares that remain available for issuance under the 2000 Directors’ Plan will be transferred to the 2006 Directors’ Plan as of the effective date of the 2006 Plan.
Summary of 2006 Directors’ Plan
     The principal provisions of the 2006 Plan are summarized below. This summary is not a complete description of all provisions of such plan and is qualified in its entirety by reference to the 2006 Directors’ Plan, a copy of which is attached as Appendix A hereto.
Purpose
     The purpose of the 2006 Directors’ Plan is to strengthen the alignment of interests between the members of the Board of Directors who are not employees or officers of the Company (each, a “non-employee Director”) and the stockholders of the Company through the increased ownership by the Company’s non-employee Directors of the Company’s common stock. Currently, five of our directors are non-employee Directors.
Administration
     The 2006 Directors’ Plan is administered by the Board of Directors. The validity, construction and effect of the 2006 Directors’ Plan, any agreement between the 2006 Directors’ Plan and any non-employee Director with respect to any equity award, and any rules and regulations relating to the 2006 Directors’ Plan shall be determined in accordance with applicable law by the Board of Directors.
Equity Awards
     Each person who is first elected by the directors or the stockholders to the Board of Directors as a non-employee Director on or after date on which the 2006 Directors’ Plan is approved by the stockholders of the Company (the “Effective Date”) shall receive a grant upon the date of such director’s initial election to the Board of Directors of 1,000 restricted shares of the Company’s common stock (an “Initial Award”). Each time a non-employee Director is re-elected to the Board of Directors on or after the Effective Date and following the completion of such non-employee Director’s current term as a director, he or she shall receive a grant of 250 restricted shares of the Company’s common stock (a “Re-Election Award”).
Tandem Awards
     At the time a restricted stock award is made, the Board of Directors shall separately determine whether or not the non-employee Director shall also receive a conditional cash grant award intended to reimburse such non-employee Director for the additional taxes incurred by such non-employee Director as a result of such non-employee Director making a timely election to be taxed immediately on the receipt of such restricted stock (a “Tandem Award”) and, if so, the amount of such Tandem Award. The amount of any such Tandem Award shall not exceed a reasonable estimate of the taxes which such non-employee Director will incur as a result of his or her making such election and as a result of receiving such Tandem Award, assuming such non-employee Director is subject to tax at the highest marginal federal, state and local income tax rates applicable based on his residence at the time of the grant.
Vesting of Restricted Stock Awards
     Each Initial Award vests in three equal annual installments on the first, second, and third anniversaries of the grant, provided the individual is still a director on those dates. Each Re-Election Award vests on the first anniversary of the grant date. If a non-employee Director dies or becomes permanently and totally disabled, or retires, each of his or her unvested equity awards will become fully vested. If a non-employee Director ceases to be a director of the Company as a result of his or her voluntary resignation or as a result of his or her removal as a director by the stockholders of the Company for cause as permitted under the Delaware General Corporation Law, all of his or her equity awards that are not vested prior to such cessation or removal shall be forfeited. If a non-employee Director ceases to be a director of the Company as the result of his or her removal by the stockholders of the Company without cause, each of his or her equity awards will become fully vested.
Change in Control
     If there is Change in Control of the Company, each restricted stock award granted under the 2006 Directors’ Plan to a non-employee Director shall become fully vested as of the date of the Change In Control. As defined in the 2006 Directors’ Plan, “Change in Control” means any of the following events:
(i)	any person, including a group, except (A) Clydis D. Heist and her lineal descendants and any trust for the benefit of her lineal descendants (collectively, the “Heist Family”) and (B) any trustee or fiduciary of any Company benefit plan, becomes the beneficial owner of securities of the Company having at least 25% of the voting power of the Company’s then outstanding securities (unless the event causing the 25% threshold to be crossed is an acquisition of securities directly from the Company) but only if at the time of such person’s becoming the beneficial owner of such voting power, the Heist Family no longer holds a majority of the outstanding shares of the Company’s common stock; or

(ii)	the stockholders of the Company shall approve any merger or other business combination of the Company, any sale of all or substantially all of the Company’s assets in one or a series of related transactions or any combination of the foregoing transactions (the “Transactions”), other than a Transaction immediately following which the stockholders of the Company immediately prior to the Transaction own greater than 50% of the voting securities of the surviving company (or its parent) (or, in a sale of assets, of the purchaser of the assets) immediately following the Transaction; or

(iii)	within any 24 month period, the persons who were directors immediately before the beginning of such period (the “Disinterested Directors”) shall cease (for any reason other than death) to constitute at least a majority of the Board or the board of directors of a successor to the Company. For this purpose, any director who was not a director at the beginning of such period shall be deemed to be a Disinterested Director if such director was elected to the Board by, or on the recommendation of or with the approval of, at least two-thirds of the directors who then qualified as Disinterested Directors (so long as such director was not nominated by a person who has entered into an agreement, or threatened, to effect a Change of Control).
Stock Subject to the Directors’ Plans
     The maximum number of shares authorized for issuance under the 2000 Directors’ Plan is 100,000. As of the Record Date, under the 2000 Directors’ Plan, there were 54,000 option grants outstanding, of which 54,000 options were exercisable. As of the Effective Date, the remaining 46,000 shares reserved for issuance under the 2000 Directors’ Plan will be transferred to the 2006 Directors’ Plan. If options granted under the 2000 Plan expire or otherwise terminate without being exercised or if unvested restricted shares granted under the 2006 plan are forfeited, the shares of common stock not acquired pursuant to such options or restricted shares again become available for issuance under the 2006 Directors’ Plan.
Eligibility
     Under the current 2006 Directors’ Plan, any non-employee Director shall be a participant in the 2006 Directors’ Plan. The 2006 Directors’ Plan provides that equity grants may be granted only to non-employee Directors.
U.S. Federal Income Tax Effects
     The only grants to be made under the 2006 Directors’ Plan will be of restricted stock. Unless a recipient of a grant of restricted stock makes an election under Code Section 83(b) to accelerate recognition of the income to the date of grant as described below, the recipient will not recognize income, and the Company will not be allowed a tax deduction, at the time a restricted stock award is granted, provided that the award is nontransferable and is subject to a substantial risk of forfeiture. When the restrictions lapse, the recipient will recognize ordinary income equal to the fair market value of the common stock as of that date (less any amount paid for the stock, if any), and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m). If the recipient files an election under Code Section 83(b) within 30 days after the date of grant of the restricted stock, he or she will recognize ordinary income as of the date of grant equal to the fair market value of the stock as of that date (less any amount paid for the stock, if any), and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m). Any future appreciation in the stock will be taxable to the participant at capital gains rates. However, if the stock is later forfeited, the recipient will not be able to recover the tax previously paid pursuant to the Code Section 83(h) election.
     It is intended that options and restricted stock awards granted under the plan will be exempt from the application of Code Section 409A. If any award is structured in a way that would cause Code Section 409A to apply and if the requirements of 409A are not met, the taxable events as described above could apply earlier than described above and could result in the imposition of additional taxes and penalties.
Requirements Regarding “Deferred Compensation”
     It is intended that options and restricted stock awards granted under the plan will be exempt from the application of Code Section 409A. If any award is structured in a way that would cause Code Section 409A to apply and if the requirements of 409A are not met, the taxable events as described above could apply earlier than described above and could result in the imposition of additional taxes and penalties.
     If the stockholders approve this Proposal No. 2, the Company’s 2006 Directors’ Plan as set forth in Appendix A will become immediately effective and the Company will have the authority to grant restricted shares to our non-employee Directors under the terms and conditions provided by the 2006 Directors’ Plan.
New Plan Benefits
     The following table presents certain information with respect to restricted shares currently anticipated to be granted under the 2006 Directors’ Plan within twelve months following the Record Date to all our non-employee Directors as a group if this Proposal 2 is approved by our stockholders.

Ablest Inc. 2006 Non-Employee Directors’ Equity Rights Plan

Name and Position	Dollar Value		Number of Units
All non-employee Directors as a Group	N/A	(1)	1,000	(2)

(1)	The per share price of the restricted shares will be equal to the fair market value of our common stock on the date of grant.

(2)	On the date of the 2006 Annual Meeting of Stockholders, each non-employee Director will be granted a Re-Election Award, which consists of a grant of 250 restricted shares of the Company’s common stock.

BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
     Under the securities laws of the United States, the Company’s Directors, its executive officers, and any persons holding more than 10% of its common stock are required to report their ownership of the Company’s common stock and any changes in that ownership to the Securities and Exchange Commission. Specific due dates for these reports have been established, and the Company is required to report in this Proxy Statement any failure to file by these dates during 2005. Based solely on the Company’s review of the copies of such forms received by it from certain reporting persons, the Company believes that, during the fiscal year ended December 25, 2005, all Section 16(a) filing requirements applicable to its officers, directors and ten percent stockholders were met, except as follows: Dixie Lea Clark, a 10% stockholder of the Company, failed to timely file one report on Form 4 reporting one transaction, which was reported late on Form 4; Victoria Hall, a 10% stockholder of the Company, failed to timely file one report on Form 4 reporting two transactions, which were reported late on Form 4; Charles H. Heist, Chairman of the Company and a 10% stockholder of the Company, failed to timely file one report on Form 4 reporting five transactions, which were reported late on Form 4; Kurt Moore, President and Chief Executive Officer of the Company, failed to timely file one report on Form 4 reporting one transaction, which was reported late on Form 4; W. David Foster, Vice Chairman of the Board of the Company, failed to timely file one report on Form 4 reporting one transaction, which was reported late on Form 4; Ronald Leirvik, a Director of the Company, failed to timely file one report on Form 4 reporting one transaction, which was reported late on Form 4; and Nolan Gardner, a Vice President of the Company, failed to timely file one report on Form 3 and one report on Form 4 reporting one transaction, which was reported late on Form 4.
ANNUAL REPORT
     The Annual Report to Stockholders of the Company, including Form 10-K, for the fiscal year ended December 25, 2005, is included with this proxy solicitation material.
STOCKHOLDER PROPOSALS
     Any stockholder proposal intended to be presented at the Company’s 2007 Annual Meeting of Stockholders must be received by the Company at its principal corporate offices by the close of business on December 1, 2006, in order to be timely received for inclusion in the Company’s proxy statement and form of proxy for that meeting.
     If a stockholder intends to raise, at the Company’s annual meeting in 2007, a proposal that he or she does not seek to have included in the Company’s proxy statement, the stockholder must notify the Company of the proposal on or before February 15, 2007. If the stockholder fails to notify the Company, the Company’s proxies will be permitted to use their discretionary voting authority with respect to such proposal when and if it is raised at such annual meeting, whether or not there is any discussion of such proposal in the proxy statement for the annual meeting in 2007.
OTHER MATTERS
     The Company is unaware of any matter, other than that mentioned above, that will be brought before the meeting for action. If any other matter is brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matter in accordance with their best judgment.

     It is important that your proxy be returned promptly no matter how small or how large your holding may be. Stockholders who do not expect to attend in person are urged to execute and return the enclosed form of proxy. Shares represented by each proxy will be voted as directed, but if not otherwise specified will be voted for the election of the nominees for Directors.
By order of the Board of Directors
Nolan B. Gardner
Secretary
April 4, 2006

APPENDIX A
ABLEST INC.
NON-EMPLOYEE DIRECTORS’ EQUITY RIGHTS PLAN
1. Title and Purpose.
          This plan shall be known as the Ablest Inc. Non-Employee Directors’ Equity Rights Plan (“Plan”). The purpose of the Plan is to strengthen the alignment of interests between the non-employee directors and the shareholders of Ablest Inc. (the “Company”) through the increased ownership by the Company’s non-employee directors of the Company’s common stock.
          The Plan shall be effective from and after the Effective Date. The Plan shall replace and supersede the Ablest Inc. Non-Employee Directors’ Stock Option Plan, effective May 16, 2000 (“Prior Plan”). No awards shall be granted under the Prior Plan from and after the Effective Date.
2. Definitions.
          The following terms when initially capitalized shall have the following respective meanings:
          “Code” means the Internal Revenue Code of 1986, as amended.
          “Effective Date” means the date as of which the Plan is approved by the shareholders of the Company.
          “Equity Award” means with respect to a Non-Employee Director the grant of an Initial Award or a Re-Election Award to such director.
          “Initial Award” means the grant to a Non-Employee Director upon such director’s initial election to the Board of Directors on or after the Effective Date of a Stock Grant of 1,000 shares of the Company’s common stock.
          “Non-Employee Director” means an individual who has been duly elected and is actively serving as a director of the Company and who is not an officer or employee of the Company at the time of his or her election as a director. A Non-Employee Director shall cease to be a Non-Employee Director upon the election of such individual as an officer of the Company or upon such individual becoming an employee of the Company.
          “Plan” means the Ablest Inc. Independent Directors’ Equity Rights Plan as set forth herein, as it may be amended from time to time.
          “Prior Plan” means the Ablest Inc. Non-Employee Directors’ Stock Option Plan as in effective from May 16, 2000 through the date immediately preceding the Effective Date.
          “Re-Election Award” means the grant to a Non-Employee Director upon such director’s re-election to the Board of Directors after the Effective Date and following the completion of such Director’s current term as a director of a Stock Grant of 250 shares of the Company’s common stock.
          “Stock Grant” means the grant to a Non-Employee Director of a specified number of shares of the Company’s common stock subject to the restrictions, and other terms and conditions of this Plan and otherwise in the form of Exhibit A hereto.
          “Tandem Award” means a conditional cash grant award made to a Non-Employee Director in connection with the receipt of a Stock Grant and intended to reimburse such Non-Employee Director for the additional Taxes incurred by such Non-Employee Director as a result of such Non-Employee Director making a timely election under Section 83(b) of the Code to be taxed immediately on the receipt of such Stock Grant.

          “Taxes” means federal, state, and local income and self employment taxes.
3. Administration and Construction of Plan.
          The Plan shall be administered by the Board of Directors of the Company. The validity, construction and effect of the Plan, any agreement between the Plan and any Non-Employee Director with respect to any Equity Award, and any rules and regulations relating to the Plan shall be determined in accordance with applicable law by the Board of Directors.
4. Number of Shares Available.
          The aggregate number of shares of common stock of the Company that may be made subject to Equity Awards awarded under the Plan shall be 100,000 less the number of shares covered by awards made under the Prior Plan. In the event of a forfeiture of any Equity Award made under this Plan or any award made under the Prior Plan, the shares subject to such award shall be available for award pursuant to another Equity Award under this Plan.
5. Limitation On Amendments To The Plan.
          The Plan may not be amended more than once every six months, other than to comport with changes in the Internal Revenue Code of 1986, as amended (the “Code”), the Employee Retirement Income Security Act of 1974, as amended, or the rules or regulations promulgated under either of the foregoing acts.
6. Participation.
          Non-Employee Directors who are participants in the Prior Plan shall continue to participate in the Plan until the Effective Date. The approval of the Plan shall have no impact on awards made to Non-Employee Directors under the Prior Plan and such awards shall continue to be subject to the terms and conditions of the Prior Plan and the applicable grant agreement.
          All Non-Employee Directors shall be eligible to participate in the Plan and shall become participants in the Plan as of the later of (i) the Effective Date or (ii) the date as of which such Non-Employee Director first commences service as a Non-Employee Director of the Company. A Non-Employee Director’s participation in the Plan shall cease upon the termination of a Non-Employee Director’s service as a Non-Employee Director.
7. Equity Awards.
          Each person who is first elected by the directors or the shareholders to the Board of Directors as a Non-Employee Director on or after the Effective Date shall receive an Initial Award on the date of his or her election. Each Non-Employee Director shall receive a Re-Election Award each time he or she is re-elected to the Board of Directors on or after the Effective Date.
          Each Equity Award made in the form of a Stock Grant with respect to the Company’s common stock shall be made pursuant to a Grant Agreement in the form of Exhibit A hereto and shall be subject to the following terms and conditions.
          A. Section 83(b) Election. Should a Non-Employee Director make an election under Section 83(b) of the Internal Revenue Code with respect to a Stock Grant to be taxed for federal income tax purposes upon receipt of such grant, such Non-Employee Director shall so advise the Company in writing.
          B. Tandem Award. At the time an Equity Award is made in the form of a Stock Grant, the Board of Directors shall separately determine whether or not the Non-Employee Director shall also receive a Tandem Award and, if so, the amount of such Tandem Award. The right of a Non-Employee Director to receive such Tandem Award shall be conditioned upon such Non-Employee Director making a timely election under Section 83(b) of the Code to be taxed for federal income tax purposes upon receipt of such grant and so advising the Company in writing. The amount of any such Tandem Award shall not exceed a reasonable estimate of the Taxes which such Non-Employee Director will incur as a result of his or her making such Section 83(b) election and as a result of receiving such Tandem Award, assuming such Non-Employee Director is subject to tax at the highest marginal federal, state and local income tax rates applicable based on his residence at the time of the grant.
          C. Vesting. Subject to Section 8 below, a Non-Employee Director’s rights with respect to the shares of the Company’s common stock which are the subject of an Initial Award shall vest in three equal annual installments on the first, second, and third anniversaries of the grant and with respect to each Re-Election Award shall vest on the first anniversary of the date of grant.
          D. Shareholder Rights. Each Non-Employee Director receiving an Equity Award in the form of a grant of Stock Grants shall be deemed to have all the rights of a stockholder with respect to such Stock Grants as if such Non-Employee Director has received a grant of the shares of common stock represented by such Stock Grants from and after the date of grant, subject to the terms of this Plan and the risk of forfeiture inherent in the grant. The foregoing not withstanding, the Stock Grant shall not be transferable by such Non-Employee Director by sale, exchange, assignment, or encumbrance of any kind.
          E. Certificates. The stock certificate representing shares subject to a Stock Grant shall be held by the Company until the Non-Employee Director’s rights in such shares vest. As a condition of the grant, the Non-Employee Directors shall execute and deliver to the Company a blank stock power to be attached to such certificate. Such certificate shall be promptly delivered to such Non-Employee Directors following vesting. The Company may require as a condition to delivery of such certificate that the Non-Employee Director sign such further documentation as the Company reasonably determines to be necessary or appropriate to assure compliance with the requirements of federal and applicable state securities laws.
8. Death; Disability; Cessation Of Service; Change In Control.
          a. Death or Disability. If a Non-Employee Director dies or becomes permanently and totally disabled (as defined in Section 72(m)(7) of the Code), each of his or her unvested Stock Grant grants shall vest upon the occurrence of such event.
          b. Retirement. If a Non-Employee Director retires from the Board of Directors of the Company in accordance with the policies and practices thereof, each of his or her unvested Stock Grants shall vest upon such retirement.
          c. Cessation Of Service. If a Non-Employee Director ceases to be a director of the Company as a result of his or her voluntary resignation or as a result of his or her removal as a director the shareholders of the Company for cause as permitted under the Delaware General Corporation Law, all of his or her Equity Awards that are not vested prior to such cessation or removal shall be forfeited. If a Non-Employee Director ceases to be a director of the Company as the result of his or her removal by the shareholders of the Company without cause, each of his or her unvested Stock Grant grants shall vest and be automatically converted into shares of the Company’s common stock upon such cessation of service.
          d. Change In Control. If there is Change in Control of the Company, all unvested Stock Grants shall become fully vested as of the date of the Change In Control. For this purpose, “Change in Control” shall mean any of the following events:
                    (i) any “person” (as defined in section 3(a)(9) of the Securities Exchange Act of 1934, as amended (the “Act”) and as used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) of the Act), except (A) Clydis D. Heist and her lineal descendants and any trust for the benefit of her lineal descendants (collectively, the “Heist Family”) and (B) any trustee or fiduciary of any Company benefit plan, becomes the “beneficial owner” (as defined in Rule 13d-3 under the Act) of securities of the Company having at least [25%] of the voting power of the Company’s then outstanding securities (unless the event causing the 25%

threshold to be crossed is an acquisition of securities directly from the Company) but only if at the time of such person’s becoming the beneficial owner of such voting power, the Heist Family no longer holds a majority of the outstanding shares of the Company’s common stock; or
                    (ii) the shareholders of the Company shall approve any merger or other business combination of the Company, any sale of all or substantially all of the Company’s assets in one or a series of related transactions or any combination of the foregoing transactions (the “Transactions”), other than a Transaction immediately following which the shareholders of the Company immediately prior to the Transaction own greater than 50% of the voting securities of the surviving company (or its parent) (or, in a sale of assets, of the purchaser of the assets) immediately following the Transaction; or
                    (iii) within any 24 month period, the persons who were directors immediately before the beginning of such period (the “Disinterested Directors”) shall cease (for any reason other than death) to constitute at least a majority of the Board or the board of directors of a successor to the Company. For this purpose, any director who was not a director at the beginning of such period shall be deemed to be a Disinterested Director if such director was elected to the Board by, or on the recommendation of or with the approval of, at least two-thirds of the directors who then qualified as Disinterested Directors (so long as such director was not nominated by a person who has entered into an agreement, or threatened, to effect a Change of Control).
9. Withholding Of Taxes.
          The Company may require, as a condition to any grant of an Equity Award under the Plan or to the delivery of certificates for shares issued hereunder, that the grantee pay to the Company, in cash, any federal, state or local taxes of any kind required by law to be withheld with respect to any grant or any delivery of shares. The Company, in its sole discretion, may permit participants to pay such taxes through the withholding of shares otherwise deliverable to such participant in connection with such grant or the delivery to the Company of shares otherwise acquired by the Non-Employee Director. The Fair Market Value of shares withheld by the Company or tendered to the Company for the satisfaction of tax withholding obligations under this section shall be determined on the date such shares are withheld or tendered. The Company, to the extent permitted or required by law, shall have the right to deduct from any payment of any kind otherwise due to a grantee any federal, state or local taxes of any kind required by law to be withheld with respect to any grant or delivery of shares under the Plan, or to retain or sell without notice a sufficient number of the shares to be issued to such grantee to cover any such taxes, provided that the Company shall not sell any such shares if such sale would be considered a sale by such grantee for purposed of Section 16 of the Securities Exchange Act of 1934 (the “Exchange Act”).
          A Non-Employee Director may elect to (i) have shares withheld from a grant or an award made under the Plan or tender shares to the Company in order to satisfy the tax withholding consequences of a grant or an award made under the Plan, only during the period beginning on the third business day following the date on which the Company releases the financial information specified in 17 C.F.R. Section 240.16b-3 (e) (1) (ii) and ending on the twelfth business day following such date.
10. Written Agreement.
          Each Non-Employee Director to whom an Equity Award is made under the Plan shall enter into a written agreement with the Company that shall contain such provisions, consistent with the provisions of the Plan, as may be established by the Company.
11. Transferability.
          No right with respect to the shares subject to an unvested Equity Award shall be transferable by a Non-Employee Director otherwise than as follows: (i) by will or the laws of descent, (ii) by gift or contribution to a Permitted Transferee, or (iii) by distribution pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder. A “Permitted Transferee” means any one or more members of the Non-Employee Director’s family, any one or more trusts for the benefit of one or more members of his or her family, or any partnership of members of his or her family. Permitted Transferees and other transferees of an Equity Award shall be subject to all restrictions, terms and conditions applicable to such Equity Award prior to its transfer, except that the Equity Award shall not be further transferable during the lifetime of the Permitted Transferee.
12. Adjustments.
          In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, distribution of assets, or any other change in the corporate structure or shares of the Company, the Company shall make such adjustments as it deems appropriate in the number and kind of shares reserved for issuance under the Plan, in the number and kind of shares covered by outstanding Equity Awards granted under the Plan. In the event of any merger, consolidation or other reorganization in which the Company is not the surviving or continuing corporation, all Equity Awards granted hereunder and that are outstanding on the date of such event shall be converted into Equity Awards with respect to the common stock of the surviving or continuing corporation.
13. Listing And Registration.
          If the Company determines that the listing, registration, or qualification upon any securities exchange or under any law of shares subject to any Equity Award granted under the Plan is necessary or desirable as a condition of, or in connection with, the granting of same, no shares shall be issued unless such listing, registration or qualification is effected free of any conditions not acceptable to the Company.
14. Duration Of Plan.
          The Plan shall become effective as of the Effective Date and will terminate at 5:00 p.m., Eastern Time, on May 15, 2010, but no such termination shall affect the prior rights under the Prior Plan or this Plan of the Company or of any Non-Employee Director who has received an Equity Award hereunder.

Exhibit A
ABLEST INC.
NON-EMPLOYEE DIRECTORS’ EQUITY RIGHTS PLAN
STOCK GRANT AGREEMENT
          This Agreement is made and entered into on                     , 200___, between Ablest Inc. (“Company”) and                                                              (“Non-Employee Director”).
          In consideration of the mutual promises contained herein and for other good and valuable consideration, the parties agree as follows:
1. The Company hereby delivers to Non-Employee Director an award of                      Shares of Common Stock of the Company (the “Restricted Shares”) upon and subject to the terms and conditions hereof and of the Company’s Non-Employee Directors’ Equity Rights Plan, including risks of forfeiture set forth in the Plan. The Company also hereby agrees that in the event Non-Employee Director makes a timely election under Section 83(b) of the Internal Revenue Code of 1986, as amended, to be taxed for federal income tax purposes upon receipt of such Restricted Shares and so notifies the Company in writing, the Company shall pay to Non-Employee Director, in cash, a Tandem Award in the amount of $                                                            .
2. Except as otherwise provided under the Plan, the Restricted Shares shall vest in accordance with the following vesting schedule

First Anniversary of Grant Date	Percent Vested

Second Anniversary of Grant Date	Percent Vested

Third Anniversary of Grant Date	Percent Vested

The Restricted Shares will also become fully vested upon the death, retirement, permanent disability, or removal of the Non-Employee Director as a director without cause, all in accordance with the terms of the Plan.
The Non-Employee Director’s rights with respect to the Restricted Shares, to the extent not then vested, shall terminate and be forfeited upon the voluntary resignation of Non-Employee Director as a director or his or her removal as a director for cause, all in accordance with the terms of the Plan.
3. The stock certificate for the Restricted Shares shall be held by the Company during the period of any restriction thereon. The Non-Employee Director shall execute a blank stock power to be attached to such certificate while held by the Company.
4. The certificate for the Restricted Shares shall be delivered to the Non-Employee Director immediately following the vesting date. The Company may require, as a condition of delivery of such certificate, that the Non-Employee Director sign such further documents as it reasonably determines to be necessary or appropriate to assure compliance with the requirements of federal and applicable state securities laws.
5. The Non-Employee Director shall have all rights of a stockholder with respect to the Restricted Shares from and after the date hereof, in accordance herewith and subject to the risks of forfeiture set forth in the Plan.

6. The terms and conditions contained in the Plan, as it may be amended from time to time hereafter, are incorporated into and made a part of this Agreement by reference, as if the same were set forth herein in full, and all provisions of this Agreement are made subject to the terms of the Plan, as so amended. All initially capitalized terms used herein shall the meaning given to such terms in the Plan.
     IN WITNESS WHEREOF, the parties have hereunto affixed their signatures as of the date noted above.

ABLEST INC.		NON-EMPLOYEE DIRECTOR

By:
Signature
Its:

Charles H. Heist, Chairman

Printed Name

ABLEST INC.
ANNUAL MEETING

Ablest Inc.
Corporate Headquarters
1511 N. Westshore Boulevard, Suite 900
Tampa, Florida 33607

Tuesday — May 16, 2006
11:30 a.m. Eastern Daylight Savings Time

PROXY

ABLEST INC.
1511 N. Westshore Boulevard, Suite 900
Tampa, Florida 33607

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints CHARLES H. HEIST and KURT R. MOORE as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote as designated below, all of the common shares of ABLEST INC., held of record by the undersigned on April 3, 2006, at the annual meeting of the stockholders to be held on May 16, 2006, or any adjournment thereof. Without otherwise limiting the general authorization given hereby, the Proxy is instructed to vote as follows:

1.	ELECTION OF DIRECTORS

     ☐ FOR all nominees listed below (except as marked to the contrary below)

     ☐ WITHHOLD AUTHORITY to vote for all nominees listed below

NOMINEES: Charles H. Heist, W. David Foster, Kurt R. Moore, Charles E. Scharlau, Ronald K. Leirvik, Donna R. Moore and Richard W. Roberson.

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee’s name in the space provided below.)

2.	APPROVAL OF THE COMPANY'S 2006 INDEPENDENT DIRECTORS' RESTRICTED STOCK PLAN.

☐ FOR              ☐ AGAINST              ☐ ABSTAIN

3.	IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

     This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder.

Dated:	, 2006

Signature(s)

When joint tenants hold shares, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY.